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                            OAK HILL FINANCIAL, INC.
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                                  Exhibit 23(b)
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                                                Exhibit 23(b)

                             ACCOUNTANTS' CONSENT


        We have issued our report dated February 12, 1997, accompanying the consolidated financial statements of Oak Hill Financial Corporation which are included in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in Oak Hill Financial Corporation's Form S-8 as filed with the Securities and Exchange Commission on or about May 20, 1997.



/s/ Grant Thornton LLP

Cincinnati, Ohio
May 19, 1997